Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form F-10 File No. 333-204551 of Trillium Therapeutics Inc. and in the related prospectus, of our report dated March 9, 2017, with respect to the consolidated financial statements of Trillium Therapeutics Inc., included in this Annual Report (Form 20-F) for the year ended December 31, 2016.

/s/ Ernst & Young LLP
Toronto, Canada	Chartered Professional Accountants
March 10, 2017	Licensed Public Accountants